Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


February 18, 2005

Dyna Group International, Inc.
1661 S. Seguin Street
New Braunfels, TX 78130

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2004 included in the Annual Report on Form 10-KSB of Dyna Group International, Inc. for the year ended December 31, 2003 and to all references to our Firm included in this Registration Statement.

/s/ Malone and Bailey PLC
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Malone and Bailey PC